UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):

October 14, 2008

SERAPH SECURITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15673	20-8484256
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Myer Creek Road
Ashland, Oregon	97520
(Address of principal executive offices)	(Zip Code)

310-309-9080

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Registrant’s Business and Operations

Seraph Security Systems, Inc., (referred to hereafter as “SRHS,” or, the “Company”), was initially incorporated under the laws of the State of Delaware in February 1997 under the name Easy Street Online, Inc., as successor to each of Hobbes & Co., LLC ("Hobbes"), INET Communications Company, LLC ("INET") and Sara Girl & Co., LLC ("Sara Girl").

In August of 1997, the Company changed its name to Frontline Communications Corp. (“Frontline”) and operated as a regional Internet service provider ("ISP") providing Internet access, web hosting, website design, and related services to residential and small business customers throughout the Northeast United States and, through a network partnership agreement, Internet access to customers nationwide. Frontline traded on the American Stock Exchange under the symbol "FNT."

On April 3, 2003, Frontline acquired Proyecciones y Ventas Organizadas, S.A. de C.V. ("Provo Mexico") and in December 2003 changed its name to "Provo International Inc." (“Provo”). Provo was organized into three distinct divisions: (1) Provo International, which was responsible for overseeing mergers, acquisitions, financing transactions and regulatory compliance activities (2) Provo US, a division of Provo, was responsible for the continued management of the Internet service business, which was its core business prior to its acquisition of (3) Provo Mexico, a wholly owned subsidiary of Provo International, which distributed prepaid calling cards and cellular phone airtime in Mexico.

In March 2007, Provo changed its name to Ebenefitsdirect, Inc., which, through its wholly-owned subsidiary, L.A. Marketing Plans, LLC, (“LAMP”), is a company currently engaged in the business of direct response marketing. LAMP markets and sells non-insurance healthcare programs designed to complement medical insurance products and to provide savings for those who cannot afford or qualify for traditional health insurance products.

On October 14, 2008, Ebenefitsdirect, Inc. changed its name to Seraph Security Systems, Inc. and continues to solely operate the LAMP business.

Item 1.01.      Entry into a Material Definitive Agreement.

Binding Letter of Intent - Asset Purchase Agreement

On February 25, 2009, the Company entered into a Binding Letter of Intent (the “Agreement”) with Commerce Online Technologies, Inc., a company to be organized in Delaware with the principal business of providing eCommerce software solutions on online brands in the form of internet B2B eCommerce portals, mobile entertainment applications and wireless entertainment products (“Purchaser”). Purchaser will be controlled by Michael Friedman, who, as stated in the Agreement, will be appointed as the Company’s president and as a director.

Pursuant the terms of the Agreement, the Company and Purchaser intend to facilitate an asset acquisition, or other tax-free combinational transaction with the Company, with closing to occur on or before April 25, 2009. In consideration for 10 million shares of the Company’s stock, Purchaser shall contribute all of its assets and intellectual property of its e-commerce solutions, proprietary software applications, all reseller agreements and client base, and waive first year salaries for each of its current and prospective officers (“Transaction”).

The Transaction is contemplated to be structured as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, and the regulations promulgated thereunder.

The Agreement and all of its terms is filed as Exhibit 10.1 to this Form 8-K.

Item 2.01        Completion of Acquisition or Disposition of Assets

Pursuant to the Agreement, the Transaction is scheduled to occur on or before April 25, 2009.

Item 3.02    Unregistered Sales of Equity Securities

The Company’s board of directors believed it was in the best interest of the corporation to issue on March 2, 2009, Mr. Friedman and Phillip Johnston 8,000,000 and 1,000,000, respectively, and on February 3, 2009, to issue Kyle Gotshalk and Cherish Adams 2,500,000 and 2,500,000 shares of the Company’s common stock, respectively, in consideration for eCommerce services to be performed on behalf of the Company.

Item 5.01     Changes in Control of Registrant

In consideration for eCommerce services to be performed on behalf of the Company, Mr. Friedman and Phillip Johnston were issued 8,000,000 and 1,000,000 shares of the Company’s common stock, respectively, on March 2, 2009. In consideration for services to be performed on behalf of the Company, Kyle Gotshalk and Cherish Adams were each issued 2,500,000 and 2,500,000 shares of the Company’s common stock, respectively, on February 3, 2009.

Prior to these issuances, there was 872,678 shares of common stock outstanding held by 306 shareholders. Subsequent to these issuances, the common stock of the Company is now 14,872,678 held by 310 shareholders as of March 13, 2009.

As a result of these issuances, Mssrs. Friedman, Johnston, Gotshalk, and Adams each own, 53.8%, 6.7%, 16.8% and 16.8% of the Company, respectively.

Item 5.02      Departure of Director or Principal Officers; Election of Directors;  Appointment of

        Principal Officers

On May 29, 2008, the Company accepted the resignation of Stephen Goldberg as its sole director, Chief Executive Officer and President of the Company. On this same day, to fill the vacancy created by the resignation of Mr. Goldberg as the Company’s sole director and officer, the Company appointed Cherish Adams as Chief Executive Officer, President and a director and Mary Radomsky as Treasurer, Secretary and a Director of the Company.

On January 2, 2008, the Company’s board of directors appointed Kyle L. Gotshalk as an officer and Chief a director of the Company.

On January 3, 2009, Cherish Adams resigned as Chief Executive Officer. To fill the vacancy created by the resignation of Cherish Adams as the Company’s Chief Executive Office, the Company appointed Kyle Gotshalk as its Chief Executive Officer. The Company also on this same day appointed Mr. Gotshalk as its Vice President. Cherish Adams continues to serve the Company in the capacity as its President and as a Director.

Kyle Gotshalk, 34, was elected on January 2, 2009 to serve as an Officer and a Director and on January 3, 2009 to serve as CEO and Vice President of Seraph Security, Inc. Contemporaneous with Seraph Security Inc., Mr. Gotshalk serves as an Officer and Director of VSUS Technologies, Inc. Beginning February 2005 through January 2009, Mr. Gotshalk was the President of Exit Only, Inc. an internet car sales company. Prior to this Mr. Gotshalk served as President of PSPP Holdings Inc. a credit card processing company, President of Top Flight Consulting LLC, an up and coming consulting firm, and as a Manager and Fitness Director at Sports Center Fitness.  Mr. Gotshalk graduated with honors in Public Relations/Communication Studies from University of Montana in 1997. Mr. Gotshalk holds a Real Estate License in California and on May 2006 was awarded the Top Producing Agent award for most sales in first year of Real Estate by his Century 21 office.

Cherish Adams, 33, formerly our CEO, was elected on May 29, 2008 to serve as our President and Director of Seraph Security, Inc. Contemporaneous with Seraph Security Inc., beginning March 2005 through present, Mrs. Adams has served as an Officer and Director of Exit Only, Inc., an internet car sales company. From May of 2001 through February 2005 Mr. Adams serves as the Chief Financial Officer and

Controller of Piedmont Properties, a company in the business of securities and real estate investments. Mrs. Adams received her Bachelor of Science Degree in Business Administration with a Concentration in Hotel, Restaurant, Resort Management from the University of Southern Oregon, in Ashland, Oregon in 1997.

Mary Radomsky, 61, was elected on May 29, 2008 to serve as our Treasurer, Secretary and a Director of Seraph Security, Inc. Ms. Radomsky retired from the Baltimore County Police Department in 1998 after 16 years of service, and where she was the Executive Assistant to the Office of the Area Commander for the Eastern District. Her duties included administrative responsibilities for citizen complaints, internal affairs cases and confidential personnel records, as well as monitoring assigned projects from the Office. Following her retirement, Mary has worked as an Executive Assistant and as an Administrative Assistant for a number of companies on a temporary basis. From 2003 until November 2006, Ms. Radomsky has served as the Office Manager for MJ Advanced Corporate Communications, Inc., a Baltimore-based financial public relations company.

The Company and Kyle Gotshalk, Cherish Adams and Mary Radomsky have not entered into an employment agreement. Kyle Gotshalk, Cherish Adams and Mary Radomsky have not been named to any committees of the Company’s Board of Directors and any committees of the Company’s Board of Directors to which Kyle Gotshalk, Cherish Adams and Mary Radomsky may be named have not been determined as of the filing of this report.

There are no other known officers or directors of the Company.

Item 9.01.      Financial Statements and Exhibits

(d)

Exhibits.

Exhibit 10.1 - Binding Letter of Intent between Seraph Security Systems, Inc. and Commerce Online

  Technologies, dated February 25, 2009.

Exhibit 10.2 - EbenefitsDirect, Inc. Income Statement as of December 31, 2008.

Exhibit 10.3 - EbenefitsDirect, Inc. Balance Sheet as of December 31, 2008.

Exhibit 10.4 - Certificate of Amendment of Certificate of Incorporation of Ebenefitsdirect, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERAPH SECURITY SYSTEMS, INC.

Date: April 6, 2009	By:	/s/ Kyle Gotshalk

Kyle Gotshalk, Chief Executive Officer

SERAPH SECURITY SYSTEMS, INC.

Date: April 6, 2009	By:	/s/ Cherish Adams

Cherish Adams, President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Binding Letter of Intent between Seraph Security Systems, Inc. and Commerce Online Technologies, dated February 25, 2009.
10.2	Ebenefitsdirect, Inc. Income Statement as of December 31, 2008.
10.3	Ebenefitsdirect, Inc. Balance Sheet as of December 31, 2008.
10.4	Certificate of Amendment of Certificate of Incorporation of Ebenefitsdirect, Inc.